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                                                                      EXHIBIT 21

Parent Corporation                  Subsidiary and Place of Incorporation

Nautica Enterprises, Inc.           Nautica International, Inc.
                                    (Delaware)

Nautica Enterprises, Inc.           Nautica Apparel, Inc.
                                    (Delaware)

Nautica Enterprises, Inc.           Nautica Retail USA, Inc.
                                    (Delaware)

Nautica Enterprises, Inc.           Nautica Furnishings, Inc.
                                    (Delaware)